Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-45062) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management Retirement Savings Plan and the Waste Management Retirement Savings Plan for Bargaining Unit Employees,
(2) Registration Statement (Form S-8 No. 333-110293) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2003 Waste Management, Inc. Directors’ Deferred Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-135379) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-45066) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the WMI 2000 Stock Incentive Plan, WMI 2000 Broad-Based Stock Plan, WMI 1993 Stock Incentive Plan, WMI 1996 Stock Option Plan for Non-Employee Directors, Waste Management Holdings, Inc. 1997 Equity Incentive Plan, Waste Management Holdings, Inc. 1992 Stock Option Plan, Waste Management Holdings, Inc. 1992 Stock Option Plan for Non-Employee Directors, Wheelabrator Technologies Inc. 1992 Stock Option Plan and Eastern Environmental Services, Inc. 1997 Stock Option Plan.
(5) Registration Statement (Form S-8 No. 333-115932) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2004 Stock Incentive Plan,
(6) Registration Statement (Form S-3 Automatic Shelf Registration No. 333-137526-01) of Waste Management, Inc., and
(7) Registration Statement (Form S-4 No. 333-32805) of Waste Management, Inc.
of our report dated February 14, 2007, with respect to the consolidated financial statements of Waste Management, Inc., our report dated February 14, 2007, with respect to Waste Management, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Waste Management, Inc., included herein, and our report with respect to the financial statement schedule of Waste Management, Inc. included in this Annual Report (Form 10-K) of Waste Management, Inc.
ERNST & YOUNG LLP
Houston, Texas

February 14, 2007